UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT 1934

TOUCHSTONE MINING LIMITED
(Exact name of registrant as specified in its charter)

Nevada	98-0468420
(State of incorporation or organization)	(IRS Employer Identification No.)

11923 SW 37 Terrace, Miami, Florida	33175
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.00001 par value per share

Item 1. Description of Registrant’s Securities to be Registered.

Touchstone Mining Limited, a Nevada corporation (the “Registrant”), hereby incorporates by reference the description of its Common Stock, par value $0.00001 per share, to be registered hereunder which was included under the heading “Description of Securities” in the Registrant’s Registration Statement on Form SB-2/A-1 (SEC File No. 333-130696), as filed with the Securities and Exchange Commission on January 17, 2006.

Item 2. Exhibits

The following exhibits are filed with this registration statement:

Exhibit Number	SEC Report Reference Number	Description

3.1	3.1	Articles of Incorporation of the Registrant, as filed with the Nevada Secretary of State on September 12, 2005(1)

3.2	3.2	By-Laws of the Registrant (1)

(1)
Filed with the Securities and Exchange Commission on December 27, 2005 as exhibits, numbered as indicated above, to the Registrant’s Registration Statement on Form SB-2, which exhibits are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 7, 2010	TOUCHSTONE MINING LIMITED

	By:	/s/ Nanuk Warman
	Name:	Nanuk Warman
	Title:	Chief Executive and Financial Officer, President, Secretary, Treasurer and Director